Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement on Form S-3 No. 333-192932 of our report dated February 5, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Hanesbrands’ Annual Report on Form 10-K for the year ended January 2, 2016.

/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina

April 15, 2016